YELLOWCAKE MINING INC.
(the "Company")

AUDIT COMMITTEE CONSENT RESOLUTIONS

The undersigned, being all of the members of the Audit Committee appointed by the directors of the Company, a Nevada corporation, by consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the 26 day of June, 2007.

ADOPTION OF AUDIT COMMITTEE CHARTER

WHEREAS:

A. The board of directors of the Company have approved the adoption of an Audit Committee charter (the "Charter") substantially in the form attached hereto as Schedule "A;

B. The members of the Audit Committee believe it to be in the best interests of the Company to adopt the Charter as approved by the board of directors; and

C. The members of the Audit Committee wishes to appoint Robert A. Rich as Chairman of the Audit Committee;

BE IT RESOLVED THAT:

1. The Charter be and is hereby adopted as the governing charter of the Audit Committee;

2. Robert A. Rich be and he is hereby appointed Chairman of the Audit Committee;

3. Any one director or officer be and is hereby authorized and directed, as the "Authorized Signatory" of the Company, to:

   (a) execute and deliver for and on behalf of the Company under the seal of the Company, or otherwise, all agreements, directions, certificates, acknowledgements, instructions, receipts, instruments and other documents of any kind whatsoever, with such amendments or variations as he deems necessary, appropriate or expedient in the circumstances, and

   (b) do or cause to be done all such other acts or things for or on behalf of the Company as may be, in his sole discretion, necessary, appropriate or expedient in the circumstances,

   for the purpose of giving effect to these resolutions and the completion of the transactions and matters contemplated herein and the execution and delivery by the Authorized Signatory of any agreement, direction, certificate, acknowledgement or other document

of any kind whatsoever in the name of or on behalf of the Company in connection with any transaction or matter contemplated by these resolutions shall be binding on the Company and shall be conclusively presumed to be that act of the Company; and

4. These resolutions may be signed by the directors in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

H. RICHARD KLATT

DAVID R. MILLER

ROBERT A. RICH

SCHEDULE "A"
to the Audit Committee Consent Resolution
date June ____, 2007

Audit Committee Charter

The following Audit Committee Charter was adopted by the Audit Committee of the Board of Directors and the Board of Directors of **Yellowcake Mining Inc.** (the "Company"):

1. Members. The Board of Directors will appoint an Audit Committee of at least three (3) members or such other number as the Board of Directors determines from time to time, consisting of a majority of "independent" directors of the Board. The Audit Committee will designate one member as chairperson of the Audit Committee (the "Audit Committee Chair"). "Independent" means a director who meets the definition of "independence" under the rules and regulations of the Securities and Exchange Commission (the "SEC") and the stock exchange or trading market upon which the Company's shares are listed or quoted for trading, as determined by the Board of Directors.

At least one member of the Audit Committee must be financially sophisticated and shall have past employment experience in finance or accounting, requisite professional certification in accounting or other financial experience or background, as determined by the Board of Directors. Each other member of the Audit Committee must be financially literate and be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, as determined by the Board of Directors. Members of the Audit Committee may receive fees from the Company as permitted by rules of the SEC and the stock exchange or trading market upon which the Company's shares are listed for trading. Each appointed member of the Audit Committee shall be subject to annual reconfirmation and may be removed by the Board of Directors at any time.

2. Purposes, Duties, and Responsibilities. The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has general responsibility for oversight of internal controls, accounting and audit activities and legal compliance of the Company and its subsidiaries. However, the Audit Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and conditions or the responsibilities of the independent accountants relating to the audit or review of financial statements. Specifically, the Audit Committee will:

(a) have the authority with respect to the appointment, retention or discharge of the independent public accountants as auditors of the Company who perform the annual audit in accordance with applicable securities laws, which accountants shall be ultimately accountable to the Board of Directors through the Audit Committee;

(b) review with the independent accountants the scope of the audit and the results of the annual audit examination by the independent accountants and any reports of the independent accountants with respect to reviews of interim financial statements;

(c) review information, including written statements from the independent accountants, concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and assess the independence of the outside auditor;

(d) review and discuss with management and the independent auditors the Company's annual audited financial statements, including a discussion with the auditors of their judgments as to the quality of the Company's accounting principles;

(e) review the services to be provided by the independent auditors to assure that the independent auditors do not undertake any engagement for services for the Company that would constitute prohibited services under SEC rules or under the rules of any stock exchange or trading market on which the Company's shares are listed for trading, or could be viewed as compromising the auditor's independence;

(f) review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form I0-QSB or as soon thereafter as possible; provided that the Audit Committee Chair may perform this function on behalf of the Audit Committee, but the Audit Committee will endeavor to meet quarterly to review the Form 10-QSB;

(g) review the annual program for the Company's internal audits, if any, and review audit reports submitted by the internal auditing staff, if any;

(h) periodically review the adequacy of the Company's internal controls;

(i) review changes in the accounting policies of the Company and accounting and financial reporting proposals that are provided by the independent accountants that may have a significant impact on the Company's financial reports, and make comments on the foregoing to the Board of Directors;

(j) oversee and review annually the Company's Code of Business Conduct and Ethics and Compliance Program;

(k) periodically Review the adequacy of the Audit Committee Charter;

(l) make reports and recommendations to the Board of Directors within the scope of its functions;

(m) approve material contracts where the Board of Directors determines that it has a conflict;

(n) establish procedures for receipt, retention and treatment of complaints received by the company regarding the audit or accounting matters;

(o) where unanimously considered necessary by the Audit Committee, engage independent counsel and/or other advisors at the Company's expense to advise on material issues affecting the Company, which the Audit Committee considers are not appropriate for the full board;

(p) satisfy itself that management put into place procedures that facilitate compliance with the disclosure and financial reporting controls provisions of applicable securities laws and regulation;

(q) review all loans to officers; and

(r) review and monitor all related party transactions which may be entered into by the Company as required by rules of the Stock exchange or trading market upon which the Company's shares are listed for trading.

3. Meetings. The Audit Committee will, where possible, meet on a regular basis at least once every quarter, and will hold special meetings as it deems necessary or appropriate in its judgment. However, the Audit Committee may meet at any time that the independent accountants believe that communication to the Committee is required. Meetings may be held in person or telephonically, and shall be at such times and places as the Audit Committee determines. As it deems appropriate, but not less than once each year, the Audit Committee will meet in private session with the independent accountants. The majority of the members of the Audit Committee constitute a quorum and shall be empowered to act on behalf of the Audit Committee.